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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 7, 2005

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                            TEDA TRAVEL INCORPORATED
               (Exact name of registrant as specified in Charter)


            Florida                        000-29077             65-0963971
(State or other jurisdiction of      (Commission File No.)     (IRS Employee
 incorporation or organization)                              Identification No.)

                      30 Burton Hills Boulevard, Suite 310
                               Nashville, TN 37215
                    (Address of Principal Executive Offices)

                                 (615) 361-5551
                            (Issuer Telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

      On October 7, 2005, the board of directors of Teda Travel Incorporated (the "Company") unanimously approved the issuance of, and the Company issued, warrants to the following parties, for the purchase of the number of shares of common stock of the Company at the exercise price set forth below:

                                                                Per-Share
      Name                                  Warrant Shares   Exercise Price
      -------                               --------------   --------------

      Galen Capital Group, LLC                1,772,577        $   0.85
      Harry Jacobson                          1,181,718        $   0.85
      John Dayani                               590,859        $   0.85

      The warrant to Galen Capital Group is issued in connection with the Company's engagement of Galen Capital as a financial advisor to the Company. The warrant issued to Harry Jacobson is in connection with his purchase of 3,545,154 shares of common stock of the Company at an aggregate purchase price of $1,000,000. The warrant issued to John Dayani is in connection with his purchase of 1,772,577 shares of common stock of the Company for an aggregate purchase price of $500,000. Each of the foregoing warrants are exercisable by payment of cash (or surrender of a number of Company shares of equivalent value), and have a term of three years. The warrants have been issued in reliance upon an exemption from registration under Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended. In connection with the issuance of the warrants, there was no general solicitation, and each warrant and the shares issuable upon exercise thereof are subject to restrictions on transfer. In addition, the warrants were issued to three recipients, each of whom were "accredited investors" (within the meaning of Regulation D under the Securities Act), sophisticated about business and financial matters, and had access to information about the Company. A form of the warrant agreements described above is included as Exhibit 4.1 to this report on Form 8-K.

      William P. Danielczyk, Galen Capital's Chairman, also serves as the Chairman of the Company's Board of Directors and a member of the Company's executive committee. Bob Clement, Ian Reynolds, David Bartholomew, General Ronald Fogleman, Joe Kelley and Leonardo Berezovsky are Senior Advisors to Galen Capital, and are also members of our Board of Directors. Joe Kelley serves as a special advisor to Galen, and also serves as a member of our Board of Directors and the executive committee. Michael Kane is the Managing Director of Galen's Nashville office and also serves as our Chief Financial Officer and a member of our Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective October 7, 2005, General Ronald R. Fogleman and A. Thomas Griffis were appointed to the board of directors of the Company. In order to appoint these directors, the board of directors amended the Company's bylaws to increase the number of authorized directors from seven to nine. Immediately following the appointment of General Fogleman and Mr. Griffis, the board of directors shall consist of nine members, with no vacancies. General Fogleman has also been appointed to serve on our audit committee, and Mr. Griffis has been appointed to serve on our compensation committee.
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      Neither General Fogleman nor Mr. Griffis are parties to any agreement or understanding pursuant to which he was selected as a director. In the past year, General Fogleman, Mr. Griffis and the members of their immediate family have not had any direct or indirect material interest in any transactions of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      Effective October 7, 2005, our board of directors adopted an amendment to our bylaws to increase the number of authorized directors on the board of directors from seven to nine, in connection with the appointment of two new directors. See Item 5.02 of this report on Form 8-K.

Item 8.01 Other Events.

         On October 7, 2005, the board of directors of the Company adopted a 2005 Stock Incentive Plan, a copy of which is attached as Exhibit 10.1 of this report on Form 8-K. In addition, forms of notice of stock option grants are attached as Exhibit 10.2 of this report.


Item 9.    Financial Statement and Exhibits.

Exhibit
Number                Description
--------              -----------------------------
4.1                   Form of Common Stock Warrant

10.1                  2005 Stock Incentive Plan

10.2                  Form of Notice of Stock Option Grant
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TEDA TRAVEL INCORPORATED

                                      By: /s/ Michael Kane
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                                          Michael Kane
                                          Chief Financial Officer

Dated: October 13, 2005